Exhibit 99.1

China Education Alliance Announces Third Quarter 2014 Financial Results

HARBIN, China, Nov. 19, 2014 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company, today announced its third quarter 2014 financial results.

Financial Highlights for the Third Quarter ended September 30, 2014

•	Total revenues decreased by 34% to $1.1 million.
•	Net loss of $14.4 million.
•	Loss per share was $1.36 per fully diluted share.

Third Quarter 2014 Review

Revenue decreased by $0.56 million, or 34% to $1.1 million for the quarter ended September 30, 2014 from $1.6 million during the same period in 2013.

Revenue from the on-line education division decreased by $0.4 million, or 73%, to $0.1 million for the quarter ended September 30, 2014 from $0.5 million for the quarter ended September 30, 2013.  Revenue from the training center division decreased by $0.2 million, or 16%, to $0.9 million for the quarter ended September 30, 2014 from $1.1 million for the quarter ended September 30, 2013.

The decline in revenue for the quarter ended September 30, 2014 was a result of decline in revenue across all of our business. We believe the main reason was our continuously weakening brand recognition in the main targeted market. However, we believe the rise of the online education industry in China presents a good opportunity for us to improve and develop our online education business. We have been focusing on the development of our online education business and recently launched the online education platform - "China Education Cloud Platform", which we had been building over the past few years.

During the initial operation of the platform, we will offer free access to the platform to teachers and students with an aim to quickly develop the user base, establish an interactive teaching and learning platform and further achieve a leading position within the industry. After this initial promotion period, we will share with teachers and educational institutions the platform usage, maintenance and service fees paid by students. Within the next year, we target to contract up to one thousand educational institutions and reputable teachers in China who will use our platform and services to offer live or on demand online courses. We believe we will be able to attract more students to use our platform through extensive partnership with more schools and teachers. We are optimistic about the future profitability of the platform and believe that our revenue will improve following the initial promotion period of this platform.

Overall cost of revenue decreased by $0.4 million, or 18% to $1.6 million for the quarter ended September 30, 2014 from $2.0 million for the same period in 2013.

Cost of revenue for the online education division decreased by $0.3 million, or 22% to $1.1 million for the quarter ended September 30, 2014 from $1.4 million for the same period in 2013. The decrease was primarily due to the decrease in purchase of study materials and decrease in depreciation costs resulting from decreased expenditure on fixed assets. While we strive to provide high-quality and update-to-date online materials, we continue to control cost of revenue for the online education division by closely monitoring the variable costs while maintaining fixed costs at a stable level.

Cost of revenue for the training center division decreased $0.1 million, or 12% to $0.6 million for the quarter ended September 30, 2014 from $0.7 million for the same period in 2013. The decrease in cost of revenue was mainly due to a decrease in teachers' salary as the Company's teachers are paid by the number of classes they teach and there was a decrease in classes offered during the quarter ended September 30, 2014 as compared to the quarter ended September 30, 2013.

Gross profit margin for the training center division decreased to 37% for the quarter ended September 30, 2014 from 40% during the same period in 2013 as cost of revenue did not decrease as much as revenue.

Selling expenses decreased by $0.3 million, or 8%, to $3.4 million in the third quarter of 2014 as compared with the third quarter of 2013. Selling expenses were 317% of total sales in the third quarter of 2014 compared with 201% in the third quarter of 2013. The decrease in selling expenses was mainly due to the decrease in labor costs as a result of the cut-down in the number of sales and marketing personnel. During the quarter ended September 30, 2014, we continued to focus on rebuilding our brand name and reputation, through advertising via media, online and onsite promotion, handouts, brochures, etc. We expect our selling expenses to increase because we will incur marketing and advertising expenses to promote our new platform and develop a larger user base as quickly as possible.

Administrative expenses increased by $6.7 million, or 215% to $9.7 million for the quarter ended September 30, 2014 from $3.1 million for the quarter ended September 30, 2013. This was mainly due to the increase in research and development expenses primarily consisting of bonuses of approximately $4.5 million granted to our research and development staff for the development and launch of the web-based platform. In the future we expect the administrative expenses to continue to increase because we will incur ongoing maintenance expenses for the web-based platform.

Net loss for the third quarter of 2014 was $14.4 million compared to net loss of $7.8 million for the third quarter of 2013. Basic and diluted loss per share was $1.36 for the third quarter of 2014 compared to loss per share of $0.74 for the third quarter of 2013.

Financial Position

As of September 30, 2014, the Company had cash and cash equivalents of $30.7 million. As of September 30, 2014, the Company had no long-term debt.

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.
Ms. Cloris Li
Chief Financial Officer
+86-186-6812-0018
Email: cloris@edu-chn.com